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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT


        The following table sets forth the subsidiary of First McMinnville Corporation at December 31, 1995. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:

                                                                                  Percentage of Voting
Name of Subsidiary               Jurisdiction of Incorporation                    Securities Owned
------------------               -----------------------------                    -----------------

The First National                      Federal                                           100%
Bank of McMinnville